           As filed with the Securities and Exchange Commission on April 3, 2002
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                              DRUGSTORE.COM, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                    04-3416255
 (State or other jurisdiction            (I.R.S. Employer Identification Number)
of incorporation or organization)

                             ----------------------

                               drugstore.com, inc.
                     13920 Southeast Eastgate Way, Suite 300
                           Bellevue, Washington 98005
    (Address, including zip code, of Registrant's principal executive office)

                                 1998 Stock Plan
                            (Full title of the Plan)

                                    Kal Raman
                      President and Chief Executive Officer
                               drugstore.com, inc.
                     13920 Southeast Eastgate Way, Suite 300
                           Bellevue, Washington 98005
                                 (425) 372-3200
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)



                                   Copies to:
                            Stephen W. Fackler, Esq.
                           William H. Hinman, Sr. Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                           Palo Alto, California 94304
                                 (650) 251-5000

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                      Proposed           Proposed
                                                                      Maximum            Maximum          Amount of
                                                   Amount to be    Offering Price   Aggregate Offering  Registration
     Title of Securities to be Registered (1)    Registered (2)(3)  Per Share (3)       Price (3)          Fee (4)
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value per share           10,000,000         $2.48         $24,719,635.60        $2,274
---------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered include options and rights to acquire Common Stock.

(2) Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) Estimated solely for the purposes of this offering under Rule 457. Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as to 9,967,595 shares, the proposed maximum offering price per share and the proposed maximum aggregate offering price are based on average of the high and low price per share of the registrant's common stock as reported on the Nasdaq National Market on April 1, 2002. The remaining 32,405 shares being registered were previously registered by the Registrant under the Beauty.com, Inc. Stock Plan on a Form S-8 registration statement filed on February 8, 2000, No. 333-96431. The registrant has filed a post-effective amendment to deregister such shares from the Form S-8 registration statement filed with respect to this plan.

(4) 32,405 shares of the shares being registered under the 1998 Stock Plan are shares which were previously registered under the Beauty.com, Inc. Stock Plan on a Form S-8 registration statement filed on February 8, 2000, No. 333-96431. The registrant has filed a post-effective amendment to deregister such shares. The associated registration fee previously paid on these shares under the prior registration statement is hereby carried forward to cover that portion of the registration fee under this Registration Statement that corresponds to the shares which were previously available for grant under that plan. Accordingly, the registration fee under this Registration Statement is being calculated with respect to 9,967,595 shares.

------------------

     The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     The SEC requires us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in those documents is considered part of the prospectus. Information that we file with the SEC after the effective date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended until we terminate the effectiveness of this registration statement.

     The following documents filed with the SEC are hereby incorporated by reference:

     (a) Our Annual Report on Form 10-K for the fiscal year ended December 30, 2001 as filed on April 1, 2002 (No. 000-26137).

     (b)  Our Current Report on Form 8-K filed January 28, 2002.

     (c) The descriptions of our Common Stock contained in the Prospectus filed pursuant to Rule 424 on October 10, 2000 and in the Registration Statements on Form S-1, as amended, filed on May 19, 1999 (No. 333-78813) and February 9, 2000 (No. 333-96441).

Item 4. Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's By-Laws provide that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Restated Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     Article VI of the By-laws of the Company provides for indemnification of its officers and directors to the fullest extent permitted by Section 145 of the DGCL.

     Section 102(b)(7) of the DGCL provides that a Delaware corporation may eliminate or limit the personal liability of a director to a Delaware corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL relating to the unlawful payment of a dividend or an unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VII of the Restated Certificate of Incorporation of the Company provides for the elimination of personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except as otherwise provided by the DGCL.

     The Company has entered into a Directors and Officers Indemnification Agreement which provides that directors and officers shall be indemnified to the fullest extent permitted by applicable law and obligates the Company to indemnify the directors and officers of the Company (a) if any director or officer is or may become a party to any proceeding against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, and in the case of a criminal action or proceeding, in addition, only if such director or officer had no reasonable cause to believe that his or her conduct was unlawful, (b) if a director or officer is or may become a party to any proceeding by or in the name of the Company to procure a judgment in its favor against all expenses reasonably incurred by such director or officer in connection with the defense or settlement of such proceeding, but only if such director or officer acted in good faith and in a manner which such director or officer reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification for expenses need be made in respect of any claim in which such director or officer shall have been adjudged liable to the Company unless a court in which the proceeding is brought determines otherwise and (c) if a director or officer has been successful on the merits or otherwise in defense of any proceeding or claim.

     The indemnification rights conferred by the Bylaws of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See Exhibit Index.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

2. That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 3rd day of April 2002.

                                     DRUGSTORE.COM, INC.
                                        (Registrant)


                                     By  /s/  Robert A. Barton
                                        ----------------------------------------
                                        Robert A. Barton
                                        Vice President of Finance and
                                        Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY

     The officers and directors of drugstore.com, inc. whose signatures appear below, hereby constitute and appoint Robert A. Barton and Alesia L. Pinney, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their, his or her substitutes, shall do or cause to be done by virtue hereof.


          Signature                               Title                                  Date
          ---------                               -----                                  ----

      /s/ Kal Raman                President, Chief Executive Officer and            April 3, 2002
------------------------------     Director (principal executive officer)
          Kal Raman

   /s/ Robert A. Barton            Vice President of Finance and Chief               April 3, 2002
------------------------------     Financial Officer (principal financial officer
       Robert A. Barton            and principal accounting officer)


   /s/ Peter M. Neupert            Chairman                                          April 3, 2002
------------------------------
       Peter M. Neupert

   /s/ Jeffrey P. Bezos            Director                                          April 3, 2002
------------------------------
       Jeffrey P. Bezos

    /s/ Brook H. Byers             Director                                          April 3, 2002
------------------------------
        Brook H. Byers

    /s/ L. John Doerr              Director                                          April 3, 2002
------------------------------
        L. John Doerr

  /s/ Melinda French Gates         Director                                          April 3, 2002
------------------------------
      Melinda French Gates

      /s/ Dan Levitan              Director                                          April 3, 2002
------------------------------
          Dan Levitan

   /s/ William D. Savoy            Director                                          April 3, 2002
------------------------------
       William D. Savoy

                                INDEX TO EXHIBITS

Exhibit
Number                          Description
-------                         -----------
4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 filed on
            February 9, 2000 (Registration No. 333-96441).

4.2         Amended and Restated By-Laws of the Company filed as Exhibit
            3.1 to the Company's Quarterly Report on Form 10-Q filed on August 14, 2001.

4.3 The description of the Company's Common Stock incorporated by reference in the Prospectus filed pursuant to Rule 424 filed on October 10, 2000 and by the Company's Registration Statements on Form S-1, as amended, filed on May 19, 1999 and February 9, 2000.

5           Opinion of Simpson Thacher & Bartlett.

23.1        Consent of Ernst & Young LLP, Independent Auditors

23.2 Consent of Simpson Thacher & Bartlett (included in their opinion filed as Exhibit 5 hereto).

24 Power of Attorney (included in signature pages to this registration statement).

99.1 1998 Stock Plan (incorporated by reference to Exhibit 10.2 to drugstore.com's Quarterly Report on Form 10-Q for the Quarter Ended July 2, 2000 (SEC File No. 000-26137)).